Exhibit 7


                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT dated as of December 30, 1997 (this "Agreement") by and between PRIDE COMPANIES, L.P., a Delaware limited partnership (the "Company") and VARDE PARTNERS, INC.
("Varde").

                                   WITNESSETH:

                  WHEREAS, Varde has the right to acquire common limited partnership units of the Company ("Common Units") under certain circumstances pursuant to the conversion of the New Preferred Unit B and the New Preferred Unit C, as such terms are defined in that certain Restructuring and Override Agreement dated December 30, 1997 (the "Restructuring Agreement"), by and among the Company, Pride Refining, Inc., Pride SGP, Inc. and Varde, and upon the exercise of those certain Warrants to Purchase Common Units, each dated as of December 31, 1996, issued by the Company to each of NationsBank of Texas, N.A. and Bank One, Texas, N.A., and assigned to Varde (collectively, the "Convertible Securities");

                  WHEREAS, the ability of Varde to freely trade the Common Units received upon exercise or conversion of the Convertible Securities may be limited by applicable United States federal securities laws;

                  WHEREAS, in order to improve the transferability of the Common Units to be received by Varde, the Company is willing to provide certain registration rights with respect to Common Units that may be acquired by Varde, on the terms and subject to the conditions herein;

                  WHEREAS, Varde is willing to agree to certain restrictions on the transfer of Common Units that may be acquired by Varde, on the terms and subject to the conditions herein; and

                  NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions herein contained, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                               REGISTRATION RIGHTS

                  The Company and Varde covenant and agree as follows:

                  1.1      Definitions.  For purposes of this Agreement:


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                  The terms "register," "registered" and "registration" refer to a registration of securities effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Commission" means the Securities and Exchange Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" means any Person owning or having the right to acquire Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

                  "Managing General Partner" means the corporation or other entity designated to serve as managing general partner of the Company pursuant to the Third Amended and Restated Agreement of Limited Partnership of the Company, effective as of [ ], as such agreement may be amended from time to time.

                  "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Reasonable Efforts" means a Person's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  "Registrable Securities" means, at any time, Common Units held by a Holder or that any Holder has the present right to receive, that were issued or are issuable (i) upon exercise or conversion of the Convertible Securities, (ii) upon the exercise or conversion of any other warrants or rights to purchase Common Units, or any securities or other instruments convertible into Common Units, that shall have been issued or granted to a Holder by the Company, (iii) directly to a Holder by the Company, regardless of the reason for or nature of the issuance, or (iv) as a distribution with respect to, or in exchange for or in replacement of, Registrable Securities held by it.

                  "Restricted Securities" means the Registrable Securities upon original issuance thereof, subject to the provisions of Section 1.2 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  1.2 Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security ceases to be a Restricted Security when

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(a) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (b) it has been publicly sold pursuant to Rule 144 (or any similar rule then in effect), or (c) all restrictions on transfer thereof (including the restrictions imposed under Article II hereof and the volume and other limitations of Rule 144) other than those provided under Rule 144(k) have terminated and such Registrable Securities are freely tradeable by the Holder without restriction or limitation (except as contemplated by Rule 144(k)) under the Securities Act.

                  1.3      Demand Registration.

                           (a)      If the Company shall receive, at any time
after the date of this Agreement, a written request from one or more Holders holding, or having the present right to acquire, at the time of the request at least 51% of the Registrable Securities, that the Company file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities, then the Company shall (i) if such request is received from fewer than all Holders, give prompt written notice of such requested registration to all other Holders, so that such other Holders shall have the opportunity to join in such request, and (ii) subject to the limitations of Sections 1.3(c) and (e), 1.5 and 1.7 hereof, within 30 days of the receipt by the Company of such written request, file a registration statement on any appropriate form under the Securities Act. The Company agrees to use its Reasonable Efforts to cause such registration statement to be declared effective as promptly as practicable and to keep it effective for such period of time as may be necessary to permit the consummation of the offering of the Registrable Securities covered thereby.

                           (b)      The Registrable Securities registered
pursuant to this Section 1.3 may, at the option of the Holders holding at least 51% of the Registrable Securities being registered, be offered and sold in firm commitment underwritten offerings. The underwriter or underwriters conducting such offerings shall be selected by the Holder or Holders holding at least 51% of the Registrable Securities being registered; provided, that the managing underwriters in connection with each such offering shall be nationally recognized as underwriters of securities.

                           (c)      The Company is obligated to effect two
registrations pursuant to this Section 1.3 (in addition to any registrations in which the Holders may participate pursuant to the other provisions of this Agreement), one of which may be, at the option of the Holders holding at least 51% of the Registrable Securities being registered, a shelf registration which shall be required to be effective for a period of one year. A registration shall not be deemed to have been effected unless it has become effective and remained effective until the Registrable Securities registered under such registration statement have been sold.


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                           (d)      Other than the Registrable Securities, no
securities (including without limitation any securities with respect to which any Person has any rights under the agreement referred to in the last sentence of Section 1.11 hereof) shall be included among the securities covered by a registration effected pursuant to this Section 1.3 unless (i) the Holder or Holders holding 51% of the Registrable Securities to be covered thereby shall have consented in writing to the inclusion of such other securities or (ii) the managing underwriters of the offering shall have advised such Holder or Holders in writing that the inclusion of such other securities would not adversely affect such offering or the subsequent trading market or market price for the Common Units.

                           (e)      Notwithstanding the foregoing, the Company
shall not be required to register any Registrable Securities pursuant to this
Section 1.3: (i) during a reasonable period of time, not to exceed 120 days, following the initial distribution of securities by the Company pursuant to a registered underwritten public offering if such offering was commenced prior to the time the Company receives the request contemplated by Section 1.3(a), or
(ii) during a reasonable period of time, not to exceed 60 days, with respect to which the Board of Directors of the Managing General Partner has determined that a registration of Registrable Securities pursuant to this Section 1.3 would adversely affect the Company because of a material non-public acquisition or similar material transaction that is pending at the time the Company receives the request contemplated by Section 1.3(a).

                  1.4 Company Registration. If at any time, the Company proposes to register any Common Units for sale (a "Company Registration") under the Securities Act (other than registration of Common Units solely for issuance or sale (a) pursuant to Section 1.3 hereof or (b) in connection with (i) employee compensation or benefit programs, (ii) an exchange offer or an offering of securities solely to the existing holders of Common Units, (iii) an acquisition, merger, exchange offer or other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, using a registration statement on Form S- 4 or any successor form), or (iv) a dividend reinvestment plan, the Company will give prompt written notice (which, in any event, shall be given no less than 20 days prior to the filing of a registration statement with respect to such Company Registration) to each Holder of its intention so to do and, upon the written request of a Holder or Holders sent within 15 days after the effective date of any such notice, the Company will, subject to the provisions of Sections 1.5 and 1.7 hereof, use its Reasonable Efforts to cause all Registrable Securities as to which the Holder or Holders shall have so requested registration to be registered under the Securities Act, all to the extent necessary to permit the sale in such offering of the Registrable Securities so registered on behalf of the Holder or Holders in the same manner as the Company proposes to offer its Common Units; provided, however, that such Registrable Securities shall be included in a Company Registration only as follows:


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                           (1)      Any over-allotment option exercised by the
underwriters in connection with a Company Registration shall be exercised only with respect to Registrable Securities, to the extent that the Holders have requested that Registrable Securities be included in the Company Registration; and

                           (2)      If the number of Common Units that can be
included in any Company Registration without materially and adversely affecting the offering, as determined by the managing underwriters for the offering, exceeds the number of Common Units proposed to be offered by the Company in such offering, the Holders shall have the right to include Registrable Securities in such offering pursuant to this Section 1.4 to the full extent of such excess, prior to the inclusion in the offering of any Common Units held by any other Person (including without limitation any Common Units with respect to which any Person has any rights under the agreement referred to in the last sentence of
Section 1.11 hereof).

                  In the event that the Holders request the inclusion in any Company Registration of more Registrable Securities than can be included therein in accordance with this Section 1.4, the respective number of Registrable Securities offered for sale by the Holders in the offering shall be determined on a pro rata basis, in proportion to the number of Registrable Securities that each requesting Holder then owns or has the present right to acquire.

                  Subject to the foregoing, the Company shall use its Reasonable Efforts to cause the managing underwriters in connection with any Company Registration to permit the Registrable Securities requested by the Holders to be included in such Company Registration to be included to the full extent requested by the Holders and on the same terms and conditions as the Common Units of the Company included therein.

                  No registration of Registrable Securities under this Section
1.4 shall relieve the Company of its obligations to effect the registration of Registrable Securities upon the request of the Holders in accordance with
Section 1.3.

                  1.5 Obligations of the Company. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably possible:

                           (a)      Prepare and file with the Commission a
registration statement on an appropriate form under the Securities Act and use its Reasonable Efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, as soon as practicable, the Company will make available to the Holders and the underwriters copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and the underwriters,


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and the Company will not file any registration statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Holders or the underwriters shall reasonably object in the light of the requirements of the Securities Act or any other applicable laws or regulations.

                           (b)      Prepare and file with the Commission such
amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective until completion of the offering; cause the related prospectus to be filed pursuant to Rule 424(b) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus.

                           (c)      Notify the Holders and the managing
underwriters promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any written request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 1.5(l) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosures and post-effective amendment.

                           (d)      Use its Reasonable Efforts to obtain the
withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                           (e)      If requested by the managing underwriters or
the Holders, immediately incorporate in a prospectus supplement or post-effective


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amendment such information as the managing underwriters and the Holders agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement necessary in order that such registration statement not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading if requested by the Holders or any underwriter of such Registrable Securities.

                           (f)      Furnish to the Holders and each managing
underwriter, without charge, at least one copy of the registration statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

                           (g)      Deliver without charge to the Holders and
the underwriters as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectuses and any amendments or supplements thereto by the Holders and the underwriters in connection with the offer and sale of the Registrable Securities covered by such prospectuses, amendments or supplements.

                           (h)      Prior to any public offering of Registrable
Securities, register or qualify or cooperate with the Holders, the underwriters, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

                           (i)      Cooperate with the Holders and the managing
underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in

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such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters.

                           (j)      Use its Reasonable Efforts to cause the
Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities, if any, as may be necessary to consummate the disposition of such Registrable Securities.

                           (k)      Upon the occurrence of any event
contemplated by Section 1.5(c) (ii) - (vii) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                           (l)      Enter into such agreements and take all such
actions as shall be necessary to expedite or facilitate the disposition of such Registrable Securities, and in such connection: (i) make such representations and warranties to the Holders and underwriters with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Holders addressed to the Holders and the underwriters covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Holders and such underwriters; (iv) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Holders and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings;
(v) if requested by the underwriters, cause the appropriate officers and other personnel of the Company or the Managing General Partner to participate in a "road show" or other marketing efforts to the extent customary for an underwritten offering by the Company (whether or not the Company is including any securities in the offering); (vi) the underwriting agreement shall set forth in full the indemnification and contribution provisions and procedures customarily included in underwriting agreements in underwritten offerings; and
(vii) the Company shall deliver such documents and certificates as may be requested by the Holders and the managing underwriters to evidence compliance with


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the representations and warranties contemplated by clause (i) of this sentence and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or other agreement or as and to the extent required thereunder.

                           (m)      Make available for inspection by a
representative of the Holders, the underwriters and any attorney or accountant (the "Inspectors") retained by the Holders or such underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Managing General Partner and the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, however, that (A) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (B) any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Inspectors, unless (1) such records, information or documents are in the public domain or otherwise publicly available or (2) disclosure of such records, information or documents is required by a court or administrative order or by applicable law.

                           (n)      Otherwise use its Reasonable Efforts to
comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than the times required by such section and the rules of the Commission adopted thereunder.

                           (o)      Use Reasonable Efforts to cause all
Registrable Securities covered by such registration statement (i) to be listed on a national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) if the Company is not required pursuant to clause (i) above to have such securities listed, to arrange for at least two market makers to register with the National Association of Securities Dealers as such with respect to such Registrable Securities.

                  As used in this Section 1.5, the term "Holders" shall be deemed to refer to the Holder or Holders participating in the offering, and the use of the plural shall not be deemed to require any action to be taken by all Holders when action by fewer than all Holders is intended or appropriate.

                  1.6 Expenses of Registration. In connection with any registration effected in accordance with this Agreement, each Holder shall be responsible for (a) all underwriting discounts and commissions deducted from the purchase price for such Holder's Registrable Securities included in such registration pursuant to the underwriting agreement. All other expenses incurred in connection with any


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registration effected in accordance with this Agreement (including without limitation the fees and expenses of the Company's counsel, the fees and expenses of one law firm engaged by the Holders to represent them in connection with the registration, filing and qualification fees, and printers' and accounting fees), shall be borne and paid by the Company.

                  1.7      Obligations of the Holders.

                           (a)      A Holder may not participate in any
underwritten registration under Section 1.4 hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any reasonable underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

                           (b)      In connection with any registration of
Registrable Securities, the Company may require each Holder to furnish to the Company such information regarding itself and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

                           (c)      Each Holder agrees that, upon receipt of any
notice from the Company of the happening of any event of the kind described in
Section 1.5(c)(ii)- (vii) hereof, the Holder will forthwith discontinue disposition of Registrable Securities covered by such registration statement or prospectus until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(c)(i) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supple mental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time period mentioned in Section 1.3(a) shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 1.5(c) hereof to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.5(c) hereof.

                  1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                           (a)      To the extent permitted by law, the Company
will indemnify and hold harmless the Holders, the officers and directors of the Holders, each underwriter of Registrable Securities and each other Person, if any, who controls the Holders or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several


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("Losses"), to which any such Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, or any post-effective amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the registration statement and not corrected in the final prospectus, or contained in the final prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission which has been made in said registration statement, preliminary prospectus, prospectus or amendment or supplement or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by the Holders or such underwriter specifically for use in the preparation thereof. Notwithstanding the foregoing, with respect to a registration and offering under Section 1.3, the Company shall not be liable in any such case to the extent that any such Loss relates to Registrable Securities of a Holder and (x) to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if
(A) such Holder failed to send or deliver or cause to be sent or delivered a copy of the prospectus included in the relevant registration statement at the time it became effective (the "Prospectus") with or prior to the delivery of written confirmation of the sale of Registrable Securities of such Holder to the person asserting such Loss or who purchased such Registrable Security of such Holder which are the subject thereof if, in either case, such delivery is required by the Securities Act and (B) the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or alleged omission or
(y) to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if (A) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter failed to deliver or


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cause to be delivered such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities of such Holder if such delivery is required by the Securities Act.

                           (b)      To the extent permitted by law, each Holder,
severally and not jointly, will indemnify and hold harmless the Company and the Managing General Partner and each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each underwriter and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any Losses to which the Company or any such Person may become subject under the Securities Act or otherwise, and will reimburse the Company or any such Person for any legal or other expenses reasonably incurred by the Company or such Person in connection with investigating or defending any such Loss, but only insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact referred to in clause (x) or (y) of
Section 1.8(a) hereof, in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by such Holder specifically for inclusion in such registration statement or prospectus; provided, however, that the indemnity agreement of each Holder contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall the liability of any Holder exceed the net proceeds from the sale of Registrable Securities by such Holder pursuant to such registration statement or prospectus.

                           (c)      Promptly after receipt by an indemnified
party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate in the opinion of counsel for the indemnified party due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure so to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                           (d)      If the indemnification provided for in this
Section 1.8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  1.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to:

                           (a)      file with the Commission in a timely manner
all reports and other documents required of the Company under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder; and

                           (b)      furnish to the Holders forthwith upon
request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company pursuant to the Exchange Act and (iii) such other information as may be reasonably requested by the Holders for purposes of availing themselves of any rule or regulation of the Commission which permits the sale of any securities without registration.

                  1.10     Assignment of Registration Rights.

                           (a)      Subject to Section 1.10(b), the Registrable
Securities and rights of any Holder under this Agreement with respect to any Registrable Securities owned by such Holder may be assigned to any person who acquires all or a portion of a Holder's Securities from a Holder, except that any person who acquires such Securities (i) pursuant to a public offering registered under the Securities Act, or (ii) pursuant to a transfer made in accordance with Rule 144 under the Securities Act (or any similar successor provision) may not be assigned rights hereunder with respect to such Securities. Any assignment of registration rights pursuant to this Section 1.10(a) shall be effective upon receipt by the Company of written notice from such assigning Holder (A) stating the name and address of any assignee, (B) describing the manner in which the assignee acquired Securities from such Holder, and (C) identifying the Registrable Securities with respect to which the rights under this Agreement are being assigned.

                           (b)      The rights of an assignee under Section
1.10(a) shall be the same rights granted to the assigning Holder under this Agreement, except that in no event shall the Company's obligations hereunder be increased due to any such assignment. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

                  1.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which grants registration rights under the Securities Act on terms and conditions more favorable than or equivalent to the rights granted to the Holders in this Agreement, or that might adversely affect the Holders' rights hereunder. The Company is not a party to any currently existing agreement with respect to its securities granting any registration rights to any Person, other than that certain agreement dated March 29, 1990 (as amended) between the Company and Pride SGP, Inc.

                  1.12     Hold-Back Agreements.

                           (a)      If a registration statement is filed
pursuant to Section 1.3 or 1.4 hereof, each Holder agrees not to effect any public sale or distribution of Common Units, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration) without the approval of the Managing General Partner during the 14-day period prior to, and during the 90-day period beginning on, the closing date of the underwritten offering made pursuant to such registration statement, to the extent timely notified in writing by the Company.

                           (b)      The Company agrees (i) not to effect any
public sale or distribution of any Common Units or similar securities during the 14-day period prior to, and during the 90-day period beginning on, the effective date of a registration statement filed pursuant to Section 1.3 or 1.4 hereof (except as part of such underwritten registration or in connection with (A) employee compensation or benefit programs, (B) an exchange offer or an offering of securities solely to the existing holders of Common Units, or (C) an acquisition, merger or other business combination using a registration statement on Form S-4 or any successor form), and (ii) to cause each holder of its privately placed securities purchased from the Company to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).


                                   ARTICLE II

                           UNIT TRANSFER RESTRICTIONS

                  2.1 Initial Restriction Period. Varde agrees that during the period beginning on the date of this Agreement and ending on the earlier to occur of nine months from the date on which the New Preferred Unit B and New Preferred Unit C are first issued or [September 30, 1998] (the "Initial Restriction Period"), it will not sell any Common Units without the approval of the Managing General Partner, except that such approval shall not be required if:

                           (a)      the Common Units are sold in a private
transaction;

                           (b)      the Common Units are sold pursuant to an
effective registration statement under the Securities Act; or

                           (c)      the average of the closing sales prices of
the Common Units on the principal stock exchange or stock market on which the Common Units are traded for the ten most recent trading days preceding the Varde's sale of Common Units exceeds the lower of (i) the price that is 25% above the average of such closing sales prices of the Common Units for the 20 trading days ending 90 calendar days after completion of the Stage 1 Transactions (as defined in Section 1.1 of the Restructuring Agreement) or (ii) the price that is necessary such that the Company's market capitalization exceeds $[85.0 million]. For purposes of the preceding sentence, "market capitalization" means the sum of all outstanding funded debt of the Company, the amount of all debt converted or convertible into the New Preferred Unit B and New Preferred Unit C and the aggregate market value (based on the most recent reported closing sales price) of all outstanding Common Units.

                  Sales that may be made without the approval of the Managing General Partner, as contemplated by clauses (a), (b) and (c) above, are referred to herein as "Permitted Sales."

                  2.2 Second Restriction Period. Varde agrees that, during the 180-day period beginning on the date immediately following the last day of the Initial Restriction Period, it will not sell any Common Units without the approval of the Managing General Partner, except that such approval shall not be required for (a) any Permitted Sales or (b) sales made as part of a block trade involving no less than 2% of the outstanding Common Units.

                  2.3 Termination of Restrictions. There are no restrictions under this Agreement on sales of Common Units by Varde following the end of the 180-day period referred to in Section 2.2, other than those restrictions imposed under the Securities Act.

                                   ARTICLE III

                                  MISCELLANEOUS

                  3.1 Successors and Assigns; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, their respective successors and assigns and subsequent Holders any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                  3.3 Notices. All notices, demands or other communications between any of the parties hereto shall be in writing. Notices delivered personally or by telecopier shall be deemed received on the same Business Day if delivered personally or by telecopier before 3:00 p.m. (recipient's local time) on such day, and otherwise on the next Business Day. Any notice, demand or other communication so addressed to the relevant parties shall be deemed to have been received (i) if given or made by certified or registered mail, by hand delivery or by courier service, when actually delivered to the relevant address (and such location is open for business) and (ii) if given or made by facsimile, on the date that the communication is received by a responsible employee of the recipient in legible form (and being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine).

                                     All notices to Pride shall be given to:

                                     Pride Companies, L.P.
                                     1209 North Fourth
                                     Abilene, Texas 79601
                                     Attention: Chief Executive Officer and
                                     General Counsel
                                     Tel: (915) 674-8000
                                     Fax: (915) 676-8792

                                     All notices to MGP shall be given to:

                                     Pride Refining, Inc.
                                     1209 North Fourth
                                     Abilene, Texas 79601
                                     Attention: Chief Executive Officer and
                                     General Counsel
                                     Tel: (915) 674-8000
                                     Fax: (915) 676-8792

                                     All notices to SGP shall be given to:

                                     Pride SGP, Inc.
                                     1209 North Fourth
                                     Abilene, Texas 79601
                                     Attention: Chief Executive Officer and
                                     General Counsel
                                     Tel: (915) 674-8000
                                     Fax: (915) 676-8792

                                     All notices to Varde shall be given to:

                                     Varde Partners, Inc.
                                     3600 West 80th Street
                                     Suite 225
                                     Minneapolis, Minnesota 55431
                                     Attention:  George G. Hicks
                                     Tel:  (612) 893-1554
                                     Fax:  (612) 893-9613

                                     With a copy to:

                                     Paul, Weiss, Rifkind, Wharton & Garrison
                                     1285 Avenue of the Americas
                                     New York, New York 10019
                                     Attention: Kenneth M. Schneider
                                     Tel: (212) 373-3000
                                     Fax: (212) 757-3990

                  3.4 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or otherwise sell such Registrable Securities.

                  3.5 Amendments and Waivers. The provisions of this Agreement may not be amended or modified in any respect unless the Company has obtained the written consent of the Holders of at least 51% of the Registrable Securities that are then outstanding or that a Holder then has a present right to receive. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates solely to the rights of Holders whose securities are being sold pursuant to a registration statement covering such Holders' Registrable Securities and that does not directly or indirectly affect the rights of other Holders may be given by the Holders of at least 51% of the Registrable Securities being sold by such Holders.

                  3.6 Severability. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance shall be held invalid or unenforceable, the remaining portion of such provision, as it applies to other Persons or circumstances and the remaining provisions of this Agreement, shall not be affected or impaired thereby.

                  3.7 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreements and understandings of the parties hereto in respect of the subject matter herein contained. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  3.8 Securities Held by the Company or its Affiliates. With respect to any action, consent or approval required or permitted to be taken or given by Holders of a specified percentage of Registrable Securities, Registrable Securities held by the Company or its affiliates (other than Varde or any subsequent Holder that may be deemed to be an affiliate solely by reason of its holdings of Registrable Securities) shall not be deemed outstanding for purposes of determining whether such action, consent or approval was taken or given by the Holders of such specified percentage.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                           PRIDE COMPANIES, L.P.

                                           By: Pride Refining, Inc.
                                               its Managing General Partner


                                           By: /s/ Dave Caddell
                                              ----------------------------------
                                              Name:  Dave Caddell
                                              Title: Vice President


                                           VARDE PARTNERS, INC.


                                           By: /s/ George G. Hicks
                                              ----------------------------------
                                              Name: George G.Hicks
                                              Title:  Vice President